                                                                    EXHIBIT 10.5

                         HORIZON MEDICAL PRODUCTS, INC.

                                MARSHALL B. HUNT
                             STOCK OPTION AGREEMENT

                                OCTOBER 21, 2003

THIS STOCK OPTION AGREEMENT ("Agreement") evidences that, subject to the following terms and conditions, on October 21, 2003 (the "Grant Date"), Horizon Medical Products, Inc., a Georgia corporation (the "Company"), granted to Marshall B. Hunt (the "Optionee") a stock option (the "Option") for the purchase of five hundred thousand (500,000) shares of the Company's common stock (the "Stock"), at an option price of ninety-one cents ($0.91) per share (the "Option Price"), which is the closing price of the Company's common stock on the American Stock Exchange on October 21, 2003. This Option has been granted under the Company's Stock Incentive Plan ("Plan") and is subject to the provisions of the Plan.

SECTION 1. DEFINITIONS. For purposes of this Agreement, the following terms are defined as set forth below:

         (a)      "Board" means the Board of Directors of the Company.

         (b) "Subordinated Notes" means the presently outstanding subordinated notes in the principal amount of $14,835,000.00 issued March 16, 2002 by the Company.

         (c) "Sale of the Company" means (i) a sale of all or substantially all of the assets of the Company for cash or stock, or (ii) a merger or consolidation of the Company with another entity for cash or stock where the shareholders of the Company immediately after such merger or consolidation own thirty-five percent (35%) or less of the stock of the surviving entity, or (iii) a sale of a majority of the issued and outstanding stock of the Company for cash or stock.

SECTION 2. STOCK OPTION. The Option shall be subject to the following terms and conditions.

         (a) Term. The Option shall (subject to Section 2(b)) be exercisable for a period of ten (10) years following Grant Date.

         (b) Vesting. Optionee's right to exercise this Option shall vest, if at all, and this Option shall be exercisable in full, at any time during the period that Employee is employed by the Company or, if Optionee's employment with the Company is terminated by the Company without cause under his Employment Agreement, during the period that expires on the later of July 31, 2007 or eighteen (18) months after the last day of the stated term of his employment under any Employment Agreement between Optionee and the Company, upon the Sale of the Company, but only if prior to the Sale of the Company, the due date for the principal repayment of the Subordinated Notes has been extended from March 16, 2004 to July 16, 2005 pursuant to the provisions of that certain Amendment No. 1 to Note Purchase Agreement dated October 21, 2003 among the Company, ComVest Venture Partners, L.P., and Medtronic, Inc.

         (c) Method of Exercise. Subject to the provisions of this Section 2, the Option may be exercised, to the extent exercisable, in whole or in part, at any time during the Option term by giving written notice of exercise to the Company at its home office in Manchester, Georgia specifying the number of shares of Stock subject to the Option to be purchased. Such notice shall be accompanied by payment in full of the purchase price by cash or certified or bank check or such other instrument as the Company may accept, plus such sum, if any, as the Company deems necessary to satisfy Optionee's withholding and other tax obligations resulting from any compensation attributable to such exercise of the Option.

         (d) Non-Transferability of Option. The Option shall not be transferable by the Optionee other than by will or by the laws of descent and distribution, and the Option shall be exercisable, during the Optionee's lifetime, only by the Optionee or by the guardian or legal representative of the Optionee, it being understood that the term "Optionee" include the guardian and legal representative of the Optionee and any person to whom the Option is transferred by will or the laws of descent and distribution.

SECTION 3. ADMINISTRATION.

         This Agreement shall be administered by the Board. The Board shall have the authority to interpret the terms and provisions of this Agreement.

         The Board may act only by an affirmative vote of at least two-thirds (2/3) of the members of the Board then in office, except that the Board through any such action may authorize any one or more of their number or any officer of the Company to execute and deliver documents on behalf of the Board. All decisions made by the Board pursuant to the provisions of this Agreement shall be final and binding on all persons, including the Company and the Optionee.

SECTION 4. ADJUSTMENTS.

         In the event of any merger, reorganization, consolidation, recapitalization (including, but not limited to, the issuance of common stock or any securities convertible into common stock in exchange for securities of the Company), stock dividend, stock split or reverse stock split, extraordinary distribution with respect to the Stock or other similar change in corporate structure affecting the Stock, the Board shall make a corresponding substitution or adjustment in the number of shares or other property subject to this Option and Option Price of the shares and other property subject to this Option as may be determined to be reasonable, fair, and equitable under the circumstances; provided, however, that the number of shares subject to the Option always shall be rounded to the next whole number.

SECTION 5. GENERAL PROVISIONS.

         (a)      Compliance with Laws.

                  (1) The Option shall not be exercised and no related share certificates shall be issued if the Board reasonably determines that such exercise or such issuance would violate any approval, consent, registration, or other bona fide requirement of any stock exchange upon which the securities of the Company may then be listed, the Securities and Exchange Commission or other governmental authority having jurisdiction over the exercise of the Option or the issuance of shares.

                  (2) Certificates representing the Stock transferred upon the exercise of the Option may at the discretion of the Company bear a legend to the effect that such Stock has not been registered under the 1933 Act or any applicable state securities law and that such Stock cannot be sold or offered for sale in the absence of an effective registration statement as to such Stock under the 1933 Act and any applicable state securities law or an opinion in form and substance satisfactory to the Company of legal counsel satisfactory to the Company that such registration is not required.

         (b) Beneficiary. Optionee shall have the right to designate a beneficiary to whom Optionee's rights under this Agreement shall pass at

Optionee's death and to change such designation from time to time in a letter, or letters, delivered to the Board at any time before his death.

         (c) Severability. If any provisions of this Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions of this Agreement or the subject agreement.

         (d) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia.

         (e) Merger Clause. This Agreement supersedes any and all understandings between the Company and the Optionee with respect to the Option, and, except as otherwise provided herein, this Agreement may be amended only in writing signed by the Company and the Optionee.

         (f) Headings. The headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation thereof.

                                           HORIZON MEDICAL PRODUCTS, INC.

                                           By: /s/ Robert Wenzel
                                               ---------------------------------
                                           Its: President

PLEASE INDICATE YOUR UNDERSTANDING AND ACCEPTANCE OF THE FOREGOING BY SIGNING AND RETURNING A COPY OF THIS AGREEMENT.

I hereby acknowledge receipt of the Option granted on the Option Date, which has been granted to me under this Agreement. I further agree to conform to all of the terms and conditions of the Option as set forth in this Agreement.

                                           OPTIONEE:

                                                /s/ Marshall Hunt
                                           -------------------------------------
                                           Marshall B. Hunt

                                           Date: October 21, 2003